Exhibit 3.97

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF EXISTENCE

To Whom These Presents Come, Greeting:

I, TODD ROKITA, Secretary of State of Indiana, do hereby certify that I am, by virtue of the laws of the State of Indiana, the custodian of the corporate records and the proper official to execute this certificate.

I further certify that records of this office disclose that

BURLINGTON COAT FACTORY REALTY OF GREENWOOD, INC.

duly filed the requisite documents to commence business activities under the laws of the State of Indiana on April 15, 2002, and was in existence or authorized to transact business in the State of Indiana on March 31, 2006

I further certify this For-Profit Domestic corporation has filed its most recent report required by Indiana laws with the Secretary of State, or is not yet required to file such report, and that no notice of withdrawal, dissolution or expiration has been fled or taken place.

CHARTER DOCUMENTS ON FILE

Article of Incorporation                                          04/15/2002

In Witness Whereof, I have hereunto set my hand and affixed the seal of the state of Indiana, at the City of Indianapolis, this Thirty-First Day of March, 2006.

TODD ROKITA, Secretary of State

BURLINGTON COAT FACTORY REALTY OF GREENWOOD, INC.

Filing Date: 4/15/06

Filing No. 2002041600017/2006033150158

ARTICLES OF INCORPORATION

OF

BURLINGTON COAT FACTORY REALTY OF GREENWOOD, INC.

The undersigned, desiring to form a corporation (herein after referred to as “Corporation”) pursuant to the provisions of the Indiana Business Corporation Law, as amended, executes the following Articles of Incorporation:

ARTICLE I

The name of the corporation is:

BURLINGTON COAT FACTORY REALTY OF GREENWOOD, INC.

ARTICLE II

The address of the initial registered and principal office of this corporation in this State is 8311 Broadway, Merrillville, Indiana 46410 and the name of the registered agent at said address is Rick Belmonte.

ARTICLE INDIANA

The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	1,000	$1.00

ARTICLE IV

The name and address of the incorporator is as follows:

NAME	ADDRESS

Michael A. Barr	10 Bank Street
White Plains, New York 10606

IN WITNESS WHEREOF, the undersigned being the incorporator of said corporation executes these Articles of Incorporation and verifies, subject to the penalties of perjury, that the statements contained herein are true this twelfth day of April, 2002.

/S/ MICHAEL A. BARR
Michael A. Barr, Incorporator

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